Exhibit 23.2


                                  DAVID L. KAHN
                                 Attorney at Law
                          535 N. Hayworth Avenue, #301
                              Los Angeles, CA 90048
                                 (323) 658-6771
                               FAX (213) 736-5300



                                  July 16, 2001



Consolidated Pictures Corp.
54 Hamilton Terrace
New York, NY 10031

RE:      Consolidated Pictures Corp.
         Registration Statement on Form SB-2, Number 333-61892

Gentlemen:

Consent to use of Opinion and to References in Prospectus

         I consent to the filing of my opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement, as amended, and with any state or self-regulatory agencies for qualification or registration for sale. I also consent to the reference to me under the caption "Legal Matters" in the Prospectus contained in the Registration Statement, as amended.

                                                     Very truly yours,

                                                     /s/ David L. Kahn
                                                     -----------------
                                                     David L. Kahn